UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2017

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36193	26-1469215
(Commission File No.)	(IRS Employer Identification No.)

1018 West 8th Avenue, Suite A

King of Prussia, PA 19406

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 354-8840

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01              Entry into a Material Definitive Agreement

On June 12, 2017, Trevena, Inc. (the “Company”) entered into a first amendment (the “1st Amendment”) to its existing office lease (the “Lease”) with Chesterbrook Partners, L.P. (the “Landlord”) dated December 9, 2016 (the “Lease”) for space located at 955 Chesterbrook Boulevard, Wayne, PA 19087 (the “Premises”).  Under the 1st Amendment, the Company agreed to lease an additional 8,231 square feet of space at the Premises (the “Additional Space”).

The lease for the Additional Space will commence on November 1, 2017 and will terminate at the same time as the termination date for the Lease (the “Addition Space Lease Term”), unless terminated earlier.  The 1st Amendment provides for annual base rent of approximately $218,000 in the first year of the Additional Space Lease Term, which increases on a yearly basis up to approximately $259,000 for the final year of the Additional Space Lease Term. The 1st Amendment also provides for approximately nine (9) months of rent abatement split equally in the first and second years of the Additional Space Lease Term.  In addition to the annual base rent, the Company will be obligated to pay its proportional share of certain costs, taxes and operating expenses related to the Additional Space and the Premises, subject to certain exclusions.  The Company also will be entitled to a one-time improvement allowance of approximately $338,000 for costs related to the design and construction of Company improvements to the Additional Space.

To partially secure its obligations under the 1st Amendment, the Company has increased the existing $1,080,714 standby letter of credit for the Lease by $219,286 (the “Letter of Credit”), which may be drawn down by the Landlord to be applied for certain purposes upon the Company’s breach of any provisions under the Lease and the 1st Amendment. Provided that no default occurs under the terms of the Lease and the 1st Amendment, the Company will be entitled to periodically reduce the amount of the Letter of Credit to $340,000 as of the first day of the eighty-fifth full calendar month of the Lease Term.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a)           Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Lease is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: June 16, 2017	By:	/s/ John M. Limongelli
John M. Limongelli
Sr. Vice President, General Counsel & Chief Administrative Officer

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